UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 4, 2006

Great Lakes Dredge & Dock Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 29, 2006, Great Lakes Dredge & Dock Corporation (the “Company”) entered into an International Letter of Credit Agreement with Wells Fargo HSBC Trade Bank, N.A. to provide an international letter of credit facility to the Company.  This facility will be used for the issuance of up to $20,000,000 in aggregate face amount of standby letters of credit that will be issued in support of performance and advance payment guarantees on foreign contracts, including the contract recently signed in Bahrain.  The Company’s obligations under the international letter of credit agreement are guaranteed by the Company’s subsidiary, Great Lakes Dredge & Dock Company, LLC (“Great Lakes LLC”), and secured by all of the accounts receivable generated by work performed by the Company or Great Lakes LLC outside of the United States and all inventory and general intangibles relating to such accounts receivable, and by Great Lakes LLC’s interests in the joint ventures formed by Great Lakes LLC to perform the Durrat and Diyaar contracts in Bahrain.  In addition, the Export-Import Bank of the United States (“Ex-Im Bank”) has issued a guarantee under Ex-Im Bank’s Working Capital Guarantee Program which covers 90% of the obligations owing under the letter of credit facility.  While this letter of credit facility is effective September 29, it will not be available to draw upon until certain additional conditions precedent have been satisfied.  A copy of this agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

On September 28, 2006, the Company entered into an amendment of its Underwriting and Continuing Indemnity Agreement with its bonding companies.  The amendment to the Underwriting and Continuing Indemnity Agreement allows for the merger of Great Lakes Dredge & Dock Corporation with and into Great Lakes Dredge & Dock Holdings Corp., a subsidiary to be formed by Aldabra Acquisitions Corporation, pursuant to the Agreement and Plan of Merger dated June 20, 2006.  In addition, the amendment allows the Company to obtain a secured letter of credit facility from Wells Fargo HSBC Trade Bank, N.A. pursuant to an International Letter of Credit Agreement, as noted above.  A copy of this amendment is attached to this report as Exhibit 10.2 and incorporated herein by reference.

On September 28, 2006, Great Lakes LLC entered into an amendment of its equipment term loan.  The amendment increased the Company’s maximum total leverage ratio to 5:60 to 1:00 for the four-quarter period ended September 30, 2006.  A copy of the amendment to the equipment term loan is attached to this report as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

10.1                                                                          International Letter of Credit Agreement, dated September 29, 2006, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank.

10.2                                                                          Third Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of September 28, 2006, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

10.3                                                                          Fourth Amendment to Credit Agreement and Guaranty, dated as of September 28, 2006, by and among Great Lakes Dredge & Dock Company, Great Lakes Dredge & Dock Corporation and General Electric Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	October 4, 2006	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	International Letter of Credit Agreement, dated September 29, 2006, by and among Great Lakes Dredge & Dock Corporation and Wells Fargo HSBC Trade Bank.

10.2

Third Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement dated as of September 28, 2006, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

10.3

Fourth Amendment to Credit Agreement and Guaranty, dated as of September 28, 2006, by and among Great Lakes Dredge & Dock Company, Great Lakes Dredge & Dock Corporation and General Electric Capital Corporation.